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                                                                     Exhibit 5.1

                              [Letterhead Omitted]


                                January 21, 2002

divine, inc.
1301 North Elston Avenue
Chicago, Illinois 60622

         Eprise Corporation 2000 Non-Employee Director Stock Option Plan
         Eprise Corporation Amended and Restated 1997 Stock Option Plan
             Inner Circle Technologies, Inc. 1994 Stock Option Plan
                       Registration Statement on Form S-8
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Ladies and Gentlemen:

         We have acted as counsel to divine, inc., a Delaware corporation (the "Company"), in connection with the preparation, execution, and filing of the registration statement on Form S-8 (the "Registration Statement") of the Company, filed under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering under the Act 4,563,167 shares (the "Shares") of class A common stock, par value $.001 per share ("Common Stock"), of the Company, for issuance to holders of options granted under the Eprise Corporation 2000 Non-Employee Director Stock Option Plan; Eprise Corporation Amended and Restated 1997 Stock Option Plan; and Inner Circle Technologies, Inc. 1994 Stock Option Plan (collectively the "Plans"). All outstanding options issued under those Plans have been assumed by the Company pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of September 17, 2001, among the Company; DI2 Acquisition Company, a wholly owned subsidiary of the Company; and Eprise Corporation. We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Plans and such other documents, corporate and other records, certificates, and other papers that we deemed it necessary to examine for the purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the Plans and upon the exercise of options granted pursuant to the Plans, will, upon such issuance, constitute legally issued, fully paid, and nonassessable shares of Common Stock of the Company.

         Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware constitution, and the reported judicial decisions interpreting such laws, and we do not express any opinion concerning any other laws.

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divine, inc.
January 21, 2002
Page 2


This opinion is given as of the date hereof, and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

         We hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                     Very truly yours,

                                     /s/ Bell, Boyd & Lloyd LLC